EXHIBIT 3.4

FORM OF AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

OE FUNDING LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of OE Funding LLC, a Delaware limited liability company (the “Company”), is made and is dated [ ], 2013 by Ohio Edison Company, an Ohio corporation, as the sole equity member of the Company (the “Sole Member”) and [                    ], as the Springing Member (as defined herein).

WHEREAS, the Sole Member has caused to be filed a Certificate of Formation of the Company with the Secretary of State of Delaware (the “Secretary of State”) to form the Company under and pursuant to the Act (as herein defined) and has entered into a Limited Liability Company Agreement of the Company, dated as of March 28, 2013 (the “Original LLC Agreement”); and

WHEREAS, in accordance with the Act, the Sole Member desires to enter into this Agreement to amend and restate in its entirety the Original LLC Agreement and to set forth the rights, powers and interests of the Sole Member with respect to the Company and its Membership Interest therein and to provide for the management of the business and operations of the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Sole Member and the Springing Member, intending to be legally bound, hereby agree to amend and restate in its entirety the Original LLC Agreement as follows:

ARTICLE I. DEFINITIONS

1.1. Definitions. Unless defined below, capitalized terms used herein shall have the meanings assigned to them in the Bond Indenture.

“Act” means the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, § 18-101 et seq., as the same may hereafter be amended from time to time.

“Administration Agreement” means the Administration Agreement to be entered into by the Sole Member, as Administrator, and the Company, as the same may be amended and supplemented from time to time.

“Affiliate” means, when used with reference to a specific Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specific Person.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of

“Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means, collectively, the Bond Indenture, the Certificate Indenture, the Declaration of Trust, the Purchase and Sale Agreement, the Servicing Agreement, the Administration Agreement, the Bond Purchase Agreement, the Fee and Indemnity Agreement, the Cross-Indemnity Agreement and the Underwriting Agreement.

“Bond Indenture” means that certain Bond Indenture to be entered into by the Company, as Bond Issuer, and a bond trustee, as from time to time supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, as so supplemented or amended, or both, and including the forms and terms of the Bonds established thereunder.

“Bond Purchase Agreement” means the Bond Purchase Agreement to be entered into by the Company and the trust created under the Declaration of Trust, as the same may be amended and supplemented from time to time.

“Bond Trustee” has the meaning assigned to such term in the Bond Indenture.

“Bonds” means the phase-in-recovery bonds of the Company issued pursuant to the Bond Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, [            ], Ohio or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Contribution” means, with respect to the Sole Member, the amount of cash and the value of any property contributed to the Company.

“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State on October 31, 2012 as described in Section 2.1 and as amended, modified, supplemented, or restated from time to time.

“Certificate Indenture” means the Certificate Indenture to be entered into by the Trust, as Certificate Issuer, the Delaware trustee and a certificate trustee, as the same may be amended, supplemented or modified from time to time.

“Company” has the meaning assigned to such term in the preamble hereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities or general partnership or manager interests, by contract or otherwise. “Controls” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Person” has the meaning assigned to such term in Section 10.1(a).

“Cross-Indemnity Agreement” means the Cross-Indemnity Agreement to be entered into with the Company, CEI Funding LLC and TE Funding LLC, as the same may be amended, supplemented or modified from time to time.

“Declaration of Trust” means the Amended and Restated Declaration of Trust dated as of [ ], 2013 among the Company, CEI Funding LLC, TE Funding LLC and a Delaware trustee, as the same may be amended and supplemented from time to time.

“Director” means a member of the Management Committee.

“Event of Bankruptcy” means, with respect to any Person, that such Person shall (i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, (v) make a general assignment for the benefit of creditors or (vi) admit in writing its inability to pay its debts generally as they become due.

“Fee and Indemnity Agreement” means the Fee and Indemnity Agreement to be entered into by the Company, CEI Funding LLC, TE Funding LLC, the Trust, a certificate trustee and a Delaware trustee, as the same may be amended and supplemented from time to time.

“Financing Order” has the meaning given to such term in the Servicing Agreement.

“FirstEnergy” means FirstEnergy Corp., an Ohio corporation.

“FirstEnergy Affiliated Group” means the Sole Member, FirstEnergy and any Affiliate of the Sole Member or FirstEnergy (other than the Company).

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Independent Director” means an individual who (1) has prior experience as an independent director, independent manager or independent member, (2) is employed by a nationally-recognized company that provides professional Independent Directors and other corporate services in the ordinary course of its business, (3) is duly appointed as an Independent Director and (4) is not and has not been for at least five years from the date of his, her or its appointment, and will not while serving as Independent Director, be any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of the Company or any of its equityholders or Affiliates (other than as an independent director, independent manager or special member of the Company or an Affiliate of the Company that is not in the direct chain of ownership of the Company and that is required by a creditor to be a single purpose bankruptcy remote entity); provided, that the indirect or beneficial ownership of stock of the Sole Member or its Affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Director;

(ii) a creditor, supplier or service provider (including provider of professional services) to the Company, the Sole Member or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to the Company, the Sole Member or any of its Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the independent manager or independent director of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Director of the Company, provided that the fees that such individual earns from serving as an independent manager or independent director of Affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the “Special Purpose Provisions” (defined below) of this Agreement.

“Management Agreement” means the agreement of the members of the Management Committee in the form attached hereto as Exhibit B. Each Director shall execute and deliver the Management Agreement. The Management Agreement shall be deemed incorporated into, and part of, this Agreement.

“Management Committee” means a committee composed of at least three and no more than five Directors, at least two of whom at all times upon and after the acquisition by the Company of Phase-In-Recovery Property must qualify as Independent Directors. At all times after the acquisition by the Company of Phase-In-Recovery Property, the Company shall be without authority to take the actions specified herein as requiring the vote or consent of the Management Committee absent the currently effective appointment of at least two Independent Directors to the Management Committee.

“Membership Interest” means the limited liability company interest of the Sole Member in the Company.

“Officer” shall mean an officer of the Company as appointed and serving in accordance with Section 6.6.

“Outstanding” has the meaning assigned to such term in the Bond Indenture.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Phase-In-Recovery Property” has the meaning assigned to such term in the Bond Indenture.

“Phase-In-Recovery Property Collateral” has the meaning assigned to the term “Collateral” in the Bond Indenture.

“Purchase and Sale Agreement” means the Phase-In-Recovery Property Purchase and Sale Agreement to be entered into by the Company and the Sole Member, as the same may be amended, supplemented or modified from time to time.

“Rating Agency” has the meaning assigned to such term in the Bond Indenture.

“Secretary of State” has the meaning assigned to such term in the first recital of this Agreement.

“Servicing Agreement” means that certain Phase-In-Recovery Property Servicing Agreement to be entered into by the Sole Member, as Servicer, and the Company, as Bond Issuer, as the same may be amended, supplemented or modified from time to time.

“Sole Member” shall mean Ohio Edison Company, as the initial member of the Company, and includes any Person admitted as a member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Sole Member” shall not include the Special Member or the Springing Member.

“Special Member” means upon such Person’s admission to the Company as a member of the Company pursuant to Section 2.10, a Person acting as the Springing Member, in such Person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Springing Member” means a Person who is not a member of the Company but who has signed this Agreement in order that, upon the conditions described in Section 2.10, such Person can become the Special Member without any delay in order that at all times the Company shall have at least one member.

“Statute” means Ohio Revised Code, Sections 4928.23 through 4928.2318.

“Trust” means the FirstEnergy Ohio PIRB Special Purpose Trust 2013.

“Underwriting Agreement” means the Underwriting Agreement to be entered into by the Company, the Trust, the Sole Member, The Cleveland Electric Illuminating Company, The Toledo Edison Company, CEI Funding LLC, TE Funding LLC and the underwriters named therein.

ARTICLE II. FORMATION AND BUSINESS OF THE COMPANY

2.1 Formation. The Company has been formed as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate with the Secretary of State by Edward J. Udovich, as[, and together with [            ],] an “authorized person” under the Act. Upon the filing of the Certificate with the Secretary of State, another certificate to qualify the Company to do business in the State of Ohio, and an application for a Federal Tax Identification Number, his and her powers as an “authorized person” ceased, and each Officer, acting singly, thereupon became and shall continue as a designated “authorized person” of the Company. An Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. To the extent that the rights or obligations of the Sole Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The Sole Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

2.2 Name. The name of the Company shall be “OE Funding LLC”. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Sole Member deems appropriate or advisable.

2.3 Principal Office. The location of the principal place of business of the Company shall be at such location as shall be provided from time to time by the Administrator under the Administration Agreement.

2.4 Registered Agent and Registered Office. The registered agent of the Company shall be the initial registered agent named in the Certificate or such other Person or Persons as the Sole Member may designate from time to time in the manner provided by the Act. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate or such other office (which need not be a place of business of the Company) as the Sole Member may designate from time to time in the manner provided by the Act.

2.5 Purpose. The Company is intended to qualify as an “assignee” as defined in Section 4928.23(B) of the Statute. The purposes for which the Company is formed are limited to the following activities:

(a) acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of the Phase-In-Recovery Property and the other Phase-In-Recovery Property Collateral, along with certain other related assets;

(b) manage, sell, assign, pledge, collect amounts due on or otherwise deal with the Phase-In-Recovery Property and the other Phase-In-Recovery Property Collateral and related assets to be so acquired in accordance with the terms of the Basic Documents;

(c) negotiate, authorize, execute, deliver, assume the obligations under, and perform its duties under, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above; provided, that each party to any such agreement under which material obligations are imposed upon the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Bond Indenture and the payment in full of the Bonds and any other amounts owed under the Bond Indenture, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; and provided, further, that the Company shall be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

(d) file with the SEC one or more registration statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus supplement, prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the Bonds and Certificates under the securities or “Blue Sky” laws of various jurisdictions;

(e) authorize, execute, deliver, issue and register the Bonds;

(f) make payments on the Bonds;

(g) pledge its interest in the Phase-In-Recovery Property and other Phase-In-Recovery Property Collateral to the Bond Trustee under the Bond Indenture in order to secure the Bonds; and

(h) engage in any lawful act or activity and exercise any powers permitted to limited liability companies formed under the laws of the State of Delaware that, in either case, are incidental to, or necessary, suitable or convenient for, the accomplishment of the above-mentioned purposes.

The Company shall engage only in any activities related to the foregoing purposes or required or authorized by the terms of the Basic Documents or other agreements referenced above. The Company shall have all powers reasonably incidental, necessary, suitable or convenient to effect the foregoing purposes, including all powers granted under the Act. The Company, the Sole Member and any Officer or Director (other than an Independent Director), acting singly or collectively, on behalf of the Company, may enter into and perform the Basic Documents and all registration statements, documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, the Management Committee, any Officer or Director or other Person, notwithstanding any other provision of this Agreement, the Act, or other applicable law, rule or regulation. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Sole Member or any Officer or Director to enter into other agreements or documents on behalf of the Company, to the extent authorized pursuant hereto and the Act.

2.6 Separate Existence. Except for financial reporting purposes (to the extent required by GAAP) and for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, the Sole Member and the Management Committee shall take all steps necessary to continue the identity of the Company as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Sole Member, Affiliates of the Sole Member or any other Person, and that, the Company is not a division of any of the Affiliates of the Company or any other Person. In that regard, and without limiting the foregoing in any manner, the Company shall:

(a) maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration hereof and to permit and effectuate the undertakings contemplated hereby;

(b) hold itself out to the public and all third Persons as a legal entity separate from the Sole Member and any other Person at all times, and correct any known misunderstandings regarding its separate identity;

(c) maintain a separate telephone number;

(d) maintain its own deposit and securities accounts separate from those of any Affiliate or other Person, and as to which no Affiliate has access;

(e) maintain an arm’s length relationship with Affiliates, including each member of the FirstEnergy Affiliated Group and conduct all transactions with Affiliates on an arm’s length basis;

(f) ensure that, to the extent that it shares the same officers or other employees with the Sole Member or any other Affiliate, the salaries of, and the expenses related to providing benefits to, such officers and other employees shall be fairly and reasonably allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(g) pay its own liabilities out of its own funds, including fees and expenses of the administrator pursuant to the Administration Agreement and the servicer pursuant to any Servicing Agreement, and ensure that, to the extent that it jointly contracts with the Sole Member or any other Affiliate to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly and reasonably among such entities, and each such entity shall bear its fair share of such costs;

(h) maintain a principal executive and administrative office through which its business is conducted separate from those of the Sole Member, any member of the FirstEnergy Affiliated Group or any other Affiliate. To the extent that the Company and the Sole Member or any other Affiliate have offices in contiguous space, the Company’s office space shall be separate and clearly delineated from the office space of any such Affiliate and there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(i) observe all necessary, appropriate and customary formalities, including holding all regular and special meetings, including meetings of the Management Committee, appropriate to authorize all action on behalf of the Company, keeping all resolutions or consents necessary to authorize actions taken or to be taken (including, all resolutions, records, agreements or instruments underlying or regarding the transactions contemplated by the Basic Documents or otherwise), and maintaining accurate and separate books, records (financial or other), accounts and minutes (of actions of Members and Directors), including payroll and intercompany transaction accounts;

(j) maintain financial statements separate from those of its Affiliates or any other Person, prepared and maintained in accordance with GAAP and audited annually by an independent accounting firm which shall provide such audit to the Bond Trustee under the Bond Indenture;

(k) cause to have prepared and filed its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division or disregarded entity for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(l) at all times vest the management of the Company in the Management Committee and, from and after the entry into the Purchase and Sale Agreement and the acquisition of the Phase-In-Recovery Property, ensure that its Management Committee shall at all times include at least two Independent Directors;

(m) refrain from commingling its assets with those of the Sole Member or any member of the FirstEnergy Affiliated Group, except as permitted hereunder or under any of the Basic Documents, and maintain its assets in such a manner that is not costly or difficult to segregate or determine its assets from those of any other Person including any Affiliate;

(n) refrain from making any loan or advance to, pledging assets for the benefit of, or acquiring any obligations or securities of any Person, including the Sole Member, except as permitted hereunder or under any of the Basic Documents;

(o) conduct business solely in its own name through the Company’s Directors, Officers and agents, and no Affiliate shall be appointed to act as agent of the Company, except as expressly contemplated by the Basic Documents; and not permit any Affiliate to acquire obligations of, or make loans or advances to, the Company except as permitted under the Basic Documents;

(p) not guarantee, become obligated for or pay the debts of any Affiliate, including any member of the FirstEnergy Affiliated Group, or hold the credit of the Company out as being available to satisfy the obligations of any Affiliate or any other Person (or, except as contemplated in the Basic Documents, indemnify any Person for losses resulting therefrom), or, except as contemplated in the Basic Documents, permit the Sole Member or any other Affiliate to become liable for, guarantee or pay the debts of the Company or permit any such Person to hold out its creditworthiness as being available to pay the liabilities or expenses of the Company or indemnify any Person for losses resulting therefrom, or hold the Company out as responsible for the debts of any Affiliate or other Person or for the decisions or actions with respect to the business and affairs of any Affiliate, or seek or obtain credit or incur any obligation to any third Party based upon the creditworthiness or assets of any Affiliate or any other Person (i.e. other than based on the assets of the Company) or allow any Affiliate to do such things based on the credit of the Company;

(q) maintain adequate capitalization to conduct its business and affairs considering the Company’s size and the nature of its business and intended purposes and, after giving effect to the transactions contemplated by the Basic Documents, refrain from engaging in a business for which its remaining property represents an unreasonably small capital;

(r) not make or declare any distributions of cash or property to the Member except in accordance with appropriate limited liability company formalities and only consistent with sound business judgment to the extent that it is permitted pursuant to the Basic Documents and not violative of any applicable law;

(s) otherwise practice and adhere to all limited liability company procedures and formalities to the extent required by this Agreement or all other appropriate constituent documents;

(t) cause (i) all written and oral communications, including letters, invoices, purchase orders, and contracts, of the Company to be made solely in the name of the Company, (ii) the Company to have its own tax identification number (to the extent not inconsistent with applicable federal tax law), stationery, checks and business forms, separate from those of any Affiliate, (iii) all Affiliates not to use the stationery or business forms of the Company, and cause the Company not to use the stationery or business forms of any Affiliate, and (iv) all Affiliates not to conduct business in the name of the Company, and cause the Company not to conduct business in the name of any Affiliate;

(u) direct creditors of the Company to send invoices and other statements of account of the Company directly to the Company and not to any Affiliate and cause all Affiliates to direct their creditors not to send invoices and other statements of accounts of such Affiliates to the Company;

(v) treat and cause the Sole Member to treat the transfer of Phase-In-Recovery Property from the Sole Member to the Company as a sale under the Statute;

(w) except as described herein with respect to tax purposes and financial reporting, describe and cause each Affiliate to describe the Company, and hold the Company out as a separate legal entity and not as a division or department of any Affiliate, and promptly correct any known misunderstanding regarding the Company’s identity separate from any Affiliate or any other Person;

(x) so long as any of the Bonds are Outstanding, treat the Bonds as debt for all purposes and specifically as debt of the Company, other than for financial reporting, state or federal regulatory or tax purposes;

(y) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Bonds are Outstanding, treat the Bonds as indebtedness of the Sole Member secured by the Phase-In-Recovery Property Collateral unless otherwise required by appropriate taxing authorities;

(z) comply with all laws applicable to the transactions contemplated by this Agreement and the Basic Documents;

(aa) disclose, and cause the Sole Member to disclose, in its financial statements the effects of all transactions between the Sole Member and the Company in accordance with GAAP, and in a manner which makes it clear that (i) the Company is a separate legal entity, (ii) the assets of the Company (including the Phase-In-Recovery Property transferred to the Company pursuant to the Sale Agreement) are not assets of any Affiliate and are not available to pay creditors of any Affiliate and (iii) neither the Sole Member nor any other Affiliate is liable or responsible for the debts of the Company; and

(bb) comply with all restrictions on its business and operations as set forth in Sections 2.5 and 2.7.

Failure of the Company, or the Sole Member or Management Committee on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Sole Member or the Directors.

2.7 Limitation on Certain Activities. Notwithstanding any other provisions of this Agreement, the Company, and the Sole Member or Management Committee on behalf of the Company, shall not:

(a) engage in any business or activity other than as set forth in Article II hereof;

(b) without the affirmative vote of the Sole Member and the affirmative vote of all of the Directors, including each Independent Director, initiate any Event of Bankruptcy with respect to the Company or take any company action in furtherance of any such Event of Bankruptcy; provided, however, that the Directors may not vote on, or authorize the taking of, any Event of Bankruptcy, unless there are at least two Independent Directors then serving in such capacity;

(c) without the affirmative vote of all Directors, including each Independent Director and then only to the extent permitted by the Basic Documents, convert, merge or consolidate with any other Person or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other Person;

(d) form, cause to be formed, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other), other than the Trust;

(e) incur any indebtedness (other than the indebtedness incurred under the Basic Documents), assume or guarantee any indebtedness of any other Person or pledge its assets for the benefit of any other Person (other than a pledge of assets contemplated by the Basic Documents);

(f) issue any bonds other than the Bonds contemplated by the Basic Documents;

(g) take any action, file any tax return, or make any election inconsistent with the treatment of the Company, for purposes of federal income taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the Sole Member; or

(h) to the fullest extent permitted by law, without the affirmative vote of the Sole Member and the affirmative vote of all Directors, including each Independent Director, execute any dissolution, liquidation, or winding up of the Company.

So long as any of the Bonds are Outstanding, the Company and the Sole Member shall give written notice to each applicable Rating Agency of any action described in clauses (b), (c) or (h) of this Section 2.7 which is taken by or on behalf of the Company with the required affirmative vote of the Sole Member and all Directors as therein described.

2.8 No State Law Partnership. No provisions of this Agreement (including the provisions of Article VI) shall be deemed or construed to constitute a partnership (including a limited partnership) or joint venture, or the Sole Member a partner or joint venturer of or with any Director or the Company, for any purposes.

2.9 Address of the Sole Member. The address of the Sole Member is set forth on Exhibit A, as amended from time to time, attached hereto and made a part hereof.

2.10 Special Member.

(a) Upon the occurrence of any event that causes the Sole Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Sole Member of all of its limited liability company interest in the Company and the prior admission of the transferee pursuant to Article VIII) (a “Member Cessation Event”), the Springing Member shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement. The Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Sole Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the Springing Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the Springing Member shall not be a member of the Company.

(b) In the event of a vacancy in the position of Springing Member, the Sole Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. No resignation or removal of a Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement. By signing this Agreement, a Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

ARTICLE III. TERM

3.1 Commencement. The Company’s term commenced upon the filing of the Certificate with the Secretary of State on October 31, 2012. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.

3.2 Continuation. Notwithstanding any provision of this Agreement, a Bankruptcy of the Sole Member or the Special Member will not cause the Sole Member or the Special Member to cease to be a member of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, the Sole Member and the Special Member waive any right either might have to agree in writing to dissolve the Company upon the occurrence of a Bankruptcy of the Sole Member or the Special Member or the occurrence of any other event which under the Act would otherwise cause the Sole Member or the Special Member to cease to be a member of the Company.

ARTICLE IV. CAPITAL CONTRIBUTIONS

4.1 Initial Capital. The initial capital of the Company shall be the sum of cash contributed to the Company by the Sole Member (the “Capital Contribution”) in the amount set out opposite the name of the Member on Schedule A hereto, as amended from time to time and incorporated herein by this reference.

4.2 Additional Capital Contribution. The assets of the Company are expected to generate a return sufficient to satisfy all obligations of the Company under this Agreement and the Basic Documents and any other obligations of the Company. It is expected that no capital contributions to the Company will be necessary after the purchase of the Phase-In-Recovery Property. On or prior to the date of issuance of the Bonds, the Sole Member shall make an additional contribution to the Company in an amount equal to at least 0.50% of the initial principal amount of the Bonds or such greater amount as agreed to by the Sole Member in connection with the issuance by the Company of the Bonds, which amount the Company shall deposit into the Capital Subaccount (as defined in the Bond Indenture) established by the Bond Trustee as provided under Section 8.02(a) of the Bond Indenture. Except to the extent set forth in the preceding sentence, and notwithstanding any other provision of this Agreement, the Sole Member is not required to make any additional capital contributions to the Company. No capital contribution by the Sole Member to the Company will be made for the purpose of mitigating losses on Phase-In-Recovery Property that has previously been transferred to the Company, and all capital contributions shall be made in accordance with all applicable limited liability company procedures and requirements, including proper record keeping by the Sole Member and the Company. Each capital contribution will be acknowledged by a written receipt signed by any one of the Directors. The Directors acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, such additional contribution will be managed by an investment manager selected by the Bond Trustee who shall invest such amounts only in Eligible Investments (as defined in the Bond Indenture), and all income earned thereon shall be allocated or paid by the Bond Trustee in accordance with the provisions of the Bond Indenture. The amounts so contributed by the Sole Member shall be credited to the Sole Member’s capital account, as provided in Section 4.3 below. The Sole Member shall have a Membership Interest of 100% of the Company.

4.3 Capital Account. The Company shall establish and maintain an individual Capital Account for the Sole Member (the “Capital Account”).

4.4 Interest on and Return of Capital Account. The Sole Member shall be entitled to interest on its Capital Contribution and to receive the return of its Capital Contribution to the extent permitted by, and in accordance with the terms of, the Bond Indenture and any other applicable Basic Documents. Without limiting the intent and scope of the preceding sentence, pursuant to Section 8.02(e) of the Bond Indenture and subject to the priority of payments thereof and availability of funds, the Sole Member is entitled to receive, as a return on capital, an annual amount equal to 6.85% of 0.50% of the initial principal amount of the Bonds. Except as provided in the applicable Basic Documents, no interest shall be paid or credited to the Sole Member on its Capital Account or upon any undistributed profits left on deposit with the Company. Except as provided herein and in the applicable Basic Documents or by law, the Sole Member shall have no right to demand or receive the return of its Capital Contribution.

ARTICLE V. ALLOCATIONS; BOOKS

5.1 Allocations of Income and Loss.

(a) Book Allocations. The net income and net loss of the Company shall be allocated entirely to the Capital Account of the Sole Member.

(b) Tax Allocations. Because the Company is not making (and will not make) an election to be treated as an association taxable as a corporation under Section 301.7701-3(a) of the U.S. Treasury Regulations, and because the Company is a business entity that has a single owner and is not a corporation, it shall be disregarded as an entity separate from its owner for federal income tax purposes under Section 301.7701-3(b)(1) of the U.S. Treasury Regulations. Accordingly, all items of income, gain, loss, deduction and credit of the Company for all taxable periods will be treated for federal income tax purposes, and for state and local income and other tax purposes to the extent permitted by applicable law, as realized or incurred directly by the Sole Member. To the extent not so permitted, all items of income, gain, loss, deduction and credit of the Company shall be allocated entirely to the Sole Member as permitted by applicable tax law, and the Sole Member shall pay (or indemnify the Company, the Bond Trustee and each of their officers, managers, employees or agents for, and defend and hold harmless each such Person from and against its payment of) any taxes levied or assessed upon all or any part of the Company’s property or assets based on existing law as of the date hereof, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes (but excluding any taxes imposed as a result of a failure of such Person to properly withhold or remit taxes imposed with respect to payments on any Bond). The Bond Trustee (on behalf of the secured parties provided in the Granting Clause of the Bond Indenture) shall be a third party beneficiary of the Sole Member’s obligations set forth in this Section 5.1(b), it being understood that Bondholders shall be entitled to enforce their rights against the Sole Member under this Section 5.1(b) solely through a cause of action brought for their benefit by the Bond Trustee.

(c) Company to be Disregarded for Tax Purposes. The Company shall comply with the applicable provisions of the Code and the applicable U.S. Treasury Regulations thereunder in the manner necessary to effect the intention of the parties that the Company be treated, for federal income tax purposes, as a disregarded entity that is not separate from the Sole Member pursuant to U.S. Treasury Regulations Section 301.7701-1 et seq. and that the Company be accorded such treatment until its dissolution and termination pursuant to Article VII hereof and shall take all actions, and shall refrain from taking any action, required by the Code or U.S. Treasury Regulations thereunder in order to maintain such status of the Company. In addition, for federal income tax purposes, the Company may not claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Phase-In-Recovery Property Collateral.

5.1 Books of Account. At all times during the continuance of the Company, the Company shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP, using the fiscal year and taxable year of the Sole Member. In addition, the Company shall keep all records required to be kept pursuant to the Act.

5.2 Distributions. To the extent permitted under the Bond Indenture and subject to the terms thereof, the Company may make distributions to the Sole Member from time to time upon the unanimous vote of the Management Committee. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Sole Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any of the Basic Documents.

5.3 Access to Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company’s principal place of business, and the Sole Member and its duly authorized representative shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

5.4 Annual Tax Information. The Directors shall cause the Company to deliver to the Sole Member all information necessary for the preparation of the Sole Member’s federal income tax return.

ARTICLE VI. MANAGEMENT OF THE COMPANY

6.1 Management of Company. Except as otherwise provided in this Agreement, the property and business of the Company shall be controlled and managed by the Management Committee provided, however, that except as otherwise provided in this Agreement, the Officers acting alone can bind or execute any instrument on behalf of the Company, and may sign all checks, drafts, and other instruments obligating the Company to pay money. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement, a Director may not bind the Company. The initial directors shall be those individuals listed on Schedule 6.1 from time to time attached hereto. The Sole Member may revise Schedule 6.1 in its sole discretion at any time. Prior to the entry into any Sale Agreement and the acquisition of any Phase-In-Recovery Property, the Sole Member shall appoint two Independent Directors. In the event that an Independent Director resigns or is removed as Independent Director, the Sole Member shall appoint, as soon as reasonably practicable, a successor Independent Director. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, and (ii) shall have executed a counterpart to the Management Agreement. The Company shall give written notice to each applicable Rating Agency of any resignation or replacement of any Independent Director promptly following such resignation or replacement. The Company shall pay each Independent Director an annual fee totaling not less than $[            ] and not more than $[            ] per year. Each Director, including each Independent Director, is hereby deemed to be a “manager” within the meaning of Section 18-101(10) of the Act.

6.2 Powers of the Directors. Subject to the terms of this Agreement, the Directors shall have the right and authority to take all actions which the Directors deem incidental, necessary, suitable or convenient for the day-to-day management and conduct of the Company’s business.

No Independent Director may delegate his or her duties, authorities or responsibilities hereunder. If any Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the affirmative vote of all of the Directors shall be taken until a successor Independent Director is appointed by the Sole Member and qualifies and approves such action.

To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in Section 2.7. Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Sole Member and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Sole Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Directors shall not have any fiduciary duties to the Sole Member, any Director or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to the Company, the Sole Member or any other Person bound by this LLC Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Subject to the terms of this Agreement, the Directors may exercise all powers of the Company and do all such lawful acts and things as are not prohibited by the Act, other applicable law or this Agreement or directed or required to be exercised or done by the Sole Member. All duly authorized instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Directors.

Notwithstanding any provision of this Agreement to the contrary, (x) no meeting or vote with respect to any action described in clauses (b), (c) or (h) of Section 2.7 or any amendment to any of the Special Purpose Provisions (defined below) shall be conducted unless each Independent Director is present and (y) neither the Company nor the Sole Member, any Director or any officer on behalf of the Company shall (i) take any action described in clauses (b), (c) or (h) of Section 2.7 or (ii) adopt any amendment to any of the Special Purpose Provisions unless each Independent Director has consented thereto. The vote or consent of an Independent Director with respect to any such action or amendment shall not be dictated by the Sole Member or any other Director or officer of the Company.

6.3 Withdrawal of Director. Notwithstanding anything herein to the contrary, an Independent Director may not withdraw or resign as a Director of the Company without the consent of the Sole Member.

6.4 Removal of Director. Subject to Section 6.1, a Director (including an Independent Director) may be removed or replaced at any time, with or without cause, upon the written election of the Sole Member.

6.5 Quorum: Acts of the Management Committee. At all meetings of the Management Committee, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Management Committee. If a quorum shall not be present at any meeting of the Management Committee, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Directors may participate in meetings of the Management Committee by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company. Any action required or permitted to be taken at any meeting of the Management Committee or any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Directors are present. Unless otherwise provided in the Agreement, on any matter that is to be voted on by Directors, the Directors may vote in person or by proxy.

6.6 Officers. The Management Committee may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including President, Vice President, Secretary, and Treasurer) to any such person. Unless the Management Committee decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 6.6 may be revoked at any time by the Management Committee.

The Officers shall be those individuals listed on Schedule 6.6 from time to time attached hereto. The Management Committee may revise Schedule 6.6 in its sole discretion at any time.

ARTICLE VII. DISSOLUTION, LIQUIDATION AND WINDING-UP

7.1 Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) subject to Section 2.7, the election to dissolve the Company made in writing by the Sole Member and each Director, including each Independent Director, as permitted by the Basic Documents, (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Sole Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Sole Member of all of its limited liability company interest in the Company and the prior admission of the transferee pursuant to Article VIII), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Sole Member in the Company.

7.2 Accounting. In the event of the dissolution, liquidation and winding-up of the Company, a proper accounting shall be made of the Capital Account of the Sole Member and of the net income or net loss of the Company from the date of the last previous accounting to the date of dissolution.

7.3 Certificate of Cancellation. As soon as possible following the dissolution of the Company, and the completion of the winding up of the Company, the Person winding up the business and affairs of the Company shall cause to be executed a Certificate of Cancellation of the Certificate in such form as shall be prescribed by the Secretary of State and file the Certificate of Cancellation of the Certificate as required by the Act.

7.4 Winding Up. Upon the occurrence of the dissolution of the Company, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Sole Member shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities of the Company and its assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 7.5.

7.5 Order of Payment of Liabilities Upon Dissolution. After determining that all debts and liabilities of the Company, including all contingent, conditional or unmatured liabilities of the Company, and including, debts and liabilities to the Sole Member in the event it is a creditor of the Company to the extent otherwise permitted by law, have been paid or adequately provided for, the remaining assets shall be distributed in cash or in kind to the Sole Member.

7.6 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, the Sole Member shall be entitled to look solely to the assets of the Company for the return of its positive Capital Account balance and shall have no recourse for its Capital Contribution and/or share of net income (upon dissolution or otherwise) against any Director or the Management Committee.

ARTICLE VIII. TRANSFER AND ASSIGNMENT

8.1 Transfer of Membership Interests.

(a) The Sole Member may transfer its Membership Interest, but the transferee shall not be admitted as a member of the Company except in accordance with Section 8.2. Until the transferee is admitted as a member of the Company, the Sole Member shall continue to be the sole member of the Company and to be entitled to exercise any rights or powers of the Sole Member with respect to the Membership Interest transferred.

(b) Any purported transfer of any Membership Interest in violation of the provisions of this Agreement shall, to the fullest extent permitted by law, be wholly void and shall not effectuate the transfer contemplated thereby. Notwithstanding anything contained herein to the contrary, the Sole Member may not transfer any Membership Interest in violation of any provision of this Agreement or in violation of any applicable Federal or state securities laws.

8.2 Admission of Transferee as Member. A transferee of a Membership Interest desiring to be admitted as a member of the Company must execute a counterpart of, or an agreement adopting, this Agreement and shall not be admitted without the unanimous affirmative vote of the Management Committee, which vote must include the affirmative vote of the Independent Directors. If the Sole Member transfers all of its Membership Interest pursuant to this Article VIII, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Upon admission of the transferee as a member, the transferee shall have, to the extent of the Membership Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of the Sole Member under this Agreement and the Act. Notwithstanding anything in this Agreement to the contrary, any successor to the Sole Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Sole Member hereunder, and such merger or consolidation shall not constitute a transfer for purposes of this Agreement.

ARTICLE IX. GENERAL PROVISIONS

9.1 Notices. All notices or other communications required or permitted to be delivered pursuant to this Agreement shall be in writing and may be personally delivered, mailed or sent by telephonic facsimile or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt by the appropriate party at its address set forth on Exhibit A hereto. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 9.1.

9.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

9.3 Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

9.4 Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

9.5 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

9.6 Amendments to Organizational Documents.

(a) This Agreement may not be altered, amended or repealed except pursuant to a written agreement executed and delivered by the Sole Member. Notwithstanding the preceding sentence, the Company shall not adopt a new limited liability company agreement or alter, amend or repeal any provision of Sections 1.1 (including the definition of “Independent Director”), 2.5, 2.6, 2.7, 3.2, 6.2, 6.3, 7.1, 8.2 , 9.6, 9.11 and 9.13 (collectively, the “Special Purpose Provisions”) of this Agreement without the unanimous affirmative vote of the Management Committee, which vote must include the affirmative vote of each Independent Director.

(b) The Company’s power to alter, amend or repeal the Certificate shall be vested in the Sole Member.

Upon obtaining the approval of any amendment, supplement or restatement of the Certificate, the Sole Member on behalf of the Company shall cause a Certificate of Amendment or Amended and Restated Certificate to be prepared, executed and filed in accordance with the Act.

9.7 Paragraph Headings. The paragraph headings in this Agreement are for convenience and they form no part of this Agreement and shall not affect its interpretation.

9.8 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. The term “including” shall mean “including, but not limited to.”

9.9 Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Sole Member or the Special Member or any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Sole Member or the Special Member or a Director or Officer of the Company.

9.10 Assurances. The Sole Member shall hereafter execute and deliver such further instruments and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

9.11 Enforcement by Independent Director. Notwithstanding any other provision of this Agreement, the Sole Member agrees that this Agreement, (including Sections 2.5, 2.6, 2.7, 3.2, 6.2, 6.3, 7.1, 8.2, 9.6, 9.11 and 9.13) constitutes a legal, valid and binding agreement of the Sole Member, and is enforceable against the Sole Member by each Independent Director in accordance with its terms.

9.12 Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Sole Member and the Special Member hereby irrevocably waives any right or power that the Sole Member or the Special Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Sole Member shall not have any interest in any specific assets of the Company, and the Sole Member shall not have the status of a creditor with respect to any distribution pursuant to Section 5.3 hereof. The interest of the Sole Member in the Company is personal property.

9.13 No Bankruptcy Petition; Dissolution.

(a) To the fullest extent permitted by law, the Sole Member, each Special Member and each Director hereby covenant and agree (or shall be deemed to have hereby covenanted and agreed) that, prior to the date which is one year and one day after the termination of the Bond Indenture and the payment in full of the Bonds and any other amounts owed under the Bond Indenture, it will not acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; provided, however, that nothing in this Section 9.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to this Agreement. This Section 9.13 is not intended to apply to the filing of a voluntary bankruptcy petition on behalf of the Company which is governed by Section 2.7 of this Agreement.

(b) To the fullest extent permitted by law, the Sole Member, each Special Member and each Director hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, until the termination of the Bond Indenture and the payment in full of the Bonds and any other amounts owed under the Indenture, the Sole Member, such Special Member and such Director will not consent to, or make application for, or institute or maintain any action for, the dissolution of the Company under Section 18-801 or 18-802 of the Act or otherwise.

(c) In the event that the Sole Member, any Special Member or any Director takes action in violation of this Section 9.13, the Company agrees that it shall file an answer with the court or otherwise properly contest the taking of such action and raise the defense that the Sole Member, the Special Member or Director, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

(d) The provisions of this Section 9.13 shall survive the termination of this Agreement and the resignation, withdrawal or removal of the Sole Member, any Special Member or any Director. Nothing herein contained shall preclude participation by the Sole Member, any Special Member or a Director in assertion or defense of its claims in any such proceeding involving the Company.

ARTICLE X. EXCULPATION AND INDEMNIFICATION

10.1 Exculpation and Indemnification.

(a) Neither the Member nor the Special Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Sole Member or the Special Member (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be personally liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act taken or omission made by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions. Any indemnity under this Article X by the Company shall be provided out of and to the extent of Company assets only, and the Sole Member and the Special Member shall not have personal liability on account thereof; provided, however, that so long as any Bonds are Outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Article X shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Article X.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Sole Member might properly be paid.

(e) The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Sole Member, the Springing Member and the Special Member to replace such other duties and liabilities of such Covered Person.

10.2 Consolidation/Merger. For purposes of this Article, references to “the Company” shall include, in addition to the Company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had the power and authority to indemnify its members, partners, managers, directors, officers, and employees or agents, so that any person who is or was a member, partner, manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a member, partner, manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

10.3 Heirs, Executors, and Administrators. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

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IN WITNESS WHEREOF, each of the Sole Member and the Springing Member has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first above written.

SOLE MEMBER:

OHIO EDISON COMPANY

By:
[Name]
[Title]

SPRINGING MEMBER:

By:

SCHEDULE A

INITIAL CAPITAL CONTRIBUTION

SCHEDULE 6.1

DIRECTORS

SCHEDULE 6.6

OFFICERS

EXHIBIT A

NOTICE ADDRESS OF SOLE MEMBER

EXHIBIT B

FORM OF

MANAGEMENT AGREEMENT

[            ], 2013

OE Funding LLC

76 South Main Street

Akron, Ohio 44308

Re: Management Agreement —OE Funding LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned persons, who have been designated as members of the management committee of OE Funding LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of [            ], 2013, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agrees:

1. To be bound by the LLC Agreement, to accept such person’s rights and authority as a member of the Management Committee (as defined in the LLC Agreement) under the LLC Agreement, to perform and discharge such person’s duties and obligations as a member of the Management Committee under the LLC Agreement, and that such rights, authority, duties and obligations under the LLC Agreement shall continue until such person’s successor as a member of the Management Committee is designated and qualified or until such person’s resignation or removal as a member of the Management Committee in accordance with the LLC Agreement. A member of the Management Committee is designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. This Management Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Management Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

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